EXHIBIT 99.1

PRESS RELEASE

NASDAQ:	CHFC
FOR RELEASE:	IMMEDIATE
DATE:	July 20, 2004

CONTACT:	David B. Ramaker President & Chief Executive Officer Chemical Financial Corporation 989/839-5269

Lori A. Gwizdala Executive Vice President & Chief Financial Officer Chemical Financial Corporation 989/839-5358

CHEMICAL FINANCIAL CORPORATION
ANNOUNCES
SECOND QUARTER OPERATING RESULTS

          Midland, Michigan - Chemical Financial Corporation's Board of Directors today announced second quarter net income of $13.9 million, or $.58 per diluted share, up $.2 million as compared with net income of $13.7 million, or $.58 per diluted share, for the second quarter of 2003. This represented an increase of 1.4% in net income for the second quarter 2004. The returns on average assets and average equity during the second quarter of 2004 were 1.44% and 11.9%, respectively, as compared to 1.54% and 12.4%, respectively, for the second quarter of 2003.

          Net income was $28.0 million, or $1.17 per share in the first six months of 2004, compared to net income of $27.7 million, or $1.17 per share in the first six months of 2003. This represented an increase of 1.1% in net income for the first six months of 2004. The returns on average assets and average equity during the first six months of 2004 were 1.45% and 12.1%, respectively, as compared to 1.56% and 12.8%, respectively, for the first six months of 2003.

          Net interest income increased $1.4 million, or 3.9%, to $36.4 million in the second quarter of 2004, as compared to the second quarter of 2003. The increase was attributable to the acquisition of Caledonia Financial Corporation ("Caledonia") on December 1, 2003. The Corporation's earnings were also positively affected by a decrease in the provision for loan

PRESS RELEASE

July 20, 2004

losses of $611 thousand. The decrease in the provision for loan losses was impacted by lower net loan charge-offs in the second quarter of 2004, as compared to the second quarter of 2003. Total operating expenses increased $1.7 million, or 7.5%, in the second quarter of 2004, as compared to the second quarter of 2003. The additional operating expenses from the acquisition of Caledonia, of approximately $1.2 million, represented approximately two-thirds of the increase.

          Total assets of the Corporation at June 30, 2004 were $3.84 billion, up 7.1% over the $3.59 billion in total assets reported at June 30, 2003. Total deposits at June 30, 2004 were $2.96 billion, up 2.8% over total deposits of $2.88 billion at June 30, 2003. Total loans increased $352 million, or 15.7%, during the twelve months ended June 30, 2004 to $2.59 billion. The acquisition of Caledonia added $211 million in assets, $184 million in loans and $171 million in deposits on December 1, 2003.

          The Corporation's provision for loan losses for the quarter ended June 30, 2004 was $661 thousand, as compared to net loan charge-offs of $603 thousand. As of June 30, 2004, the allowance for loan losses was $33.6 million and represented 1.30% of total loans. Non-performing loans were $10.9 million, or .42% of total loans, at the current quarter-end.

          Shareholders' equity at June 30, 2004 was $468 million, or $19.56 per share, and represented 12.2% of total assets and a tangible equity to asset ratio of 10.4% as of June 30, 2004.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company's three subsidiary banks operate 133 banking offices and 2 loan production offices spread over 33 counties in the lower peninsula of Michigan.

          Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Financial 100 index.

PRESS RELEASE

July 20, 2004

Forward Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands)	June 30, 2004	December 31, 2003	June 30, 2003
Assets:
Cash and demand deposits due from banks	$114,743	$131,184	$122,712
Federal funds sold	60,700	25,900	41,200
Interest-bearing deposits with unaffiliated banks	9,931	5,107	6,096

Investment securities taxable	883,033	876,806	1,040,945
Investment securities nontaxable	41,557	45,056	47,877
Total Investment Securities	924,590	921,862	1,088,822

Commercial loans	466,666	405,929	329,929
Real estate construction loans	132,956	138,280	106,747
Real estate commercial loans	655,053	628,815	527,400
Real estate residential loans	781,062	767,199	753,014
Consumer loans	553,237	541,052	519,727
Total Loans	2,588,974	2,481,275	2,236,817
Less: Allowance for loan losses	33,552	33,179	30,482
Net Loans	2,555,422	2,448,096	2,206,335

Premises and equipment	48,077	49,616	40,795
Intangible assets	75,683	76,846	39,472
Other assets	52,593	50,277	42,397
Total Assets	$3,841,739	$3,708,888	$3,587,829

Liabilities and Shareholders' Equity:
Noninterest-bearing deposits	$551,087	$532,752	$530,010
Interest-bearing deposits	2,408,162	2,434,484	2,347,416
Total Deposits	2,959,249	2,967,236	2,877,426
FHLB borrowings	285,191	155,373	148,573
Other borrowings - short term	95,371	91,524	88,949
Interest payable and other liabilities	33,569	36,706	29,741
Total Liabilities	3,373,380	3,250,839	3,144,689

Shareholders' Equity:
Common stock, $1 par value	23,944	23,801	23,665
Surplus	333,475	328,774	324,213
Retained earnings	110,054	94,746	78,558
Accumulated other comprehensive income	886	10,728	16,704
Total Shareholders' Equity	468,359	458,049	443,140
Total Liabilities and Shareholders' Equity	$3,841,739	$3,708,888	$3,587,829

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2004	2003	2004	2003
Interest Income:
Interest and fees on loans	$37,481	$36,155	$74,959	$72,569
Interest on investment securities:
Taxable	8,276	9,778	17,152	20,458
Nontaxable	526	639	1,091	1,316
Total Interest on Securities	8,802	10,417	18,243	21,774
Interest on federal funds sold	202	107	403	443
Interest on deposits with unaffiliated banks	98	18	163	157
Total Interest Income	46,583	46,697	93,768	94,943

Interest Expense:
Interest on deposits	7,523	9,453	15,214	20,293
Interest on FHLB borrowings	2,548	2,077	5,124	4,190
Interest on other borrowings - short term	103	138	199	307
Total Interest Expense	10,174	11,668	20,537	24,790
Net Interest Income	36,409	35,029	73,231	70,153
Provision for loan losses	661	1,272	1,407	1,567
Net Interest Income after
Provision for Loan Losses	35,748	33,757	71,824	68,586

Noninterest Income:
Service charges on deposit accounts	4,757	4,262	9,311	8,153
Trust services revenue	1,871	1,791	3,780	3,518
Other charges and fees for customer services	1,806	1,834	3,354	3,749
Mortgage banking revenue	1,080	1,861	1,860	3,408
Investment securities gains	267	308	1,250	492
Other	224	30	412	80
Total Noninterest Income	10,005	10,086	19,967	19,400

Operating Expenses:
Salaries and employee benefits	14,693	13,594	29,494	27,283
Occupancy and equipment	4,440	4,016	9,284	8,029
Other	5,787	5,572	11,302	10,896
Total Operating Expenses	24,920	23,182	50,080	46,208
Income Before Income Taxes	20,833	20,661	41,711	41,778
Federal income taxes	6,967	6,991	13,726	14,094
Net Income	$13,866	$13,670	$27,985	$27,684

Net income per share:
Basic	$0.58	$0.58	$1.17	$1.17
Diluted	0.58	0.58	1.17	1.17

Cash dividends per share	0.265	0.250	0.530	0.500

Average shares outstanding:
Basic	23,934	23,684	23,913	23,690
Diluted	24,009	23,735	23,998	23,738

Chemical Financial Corporation Announces Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Average Balances
Total assets	$3,876,665	$3,563,035	$3,877,963	$3,568,663
Total interest-earning assets	3,632,968	3,368,826	3,628,558	3,383,787
Total loans	2,559,608	2,173,962	2,538,344	2,137,557
Total deposits	3,001,871	2,856,439	3,009,285	2,859,093
Total shareholders' equity	469,366	441,358	466,317	437,694

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Key Ratios (annualized where applicable)
Net interest margin	4.07%	4.22%	4.09%	4.24%
Efficiency ratio	53.3%	50.9%	53.6%	51.1%
Return on average assets	1.44%	1.54%	1.45%	1.56%
Return on average shareholders' equity	11.9%	12.4%	12.1%	12.8%
Average shareholders' equity as a
percent of average assets	12.1%	12.4%	12.0%	12.3%
Tangible shareholders' equity as a
percent of total assets			10.4%	11.4%
Total risk-based capital ratio			16.9%	18.7%

	June 30,
	2004	2003
Credit Quality Statistics
Nonaccrual loans	$5,413	$5,139
Loans 90 or more days past due
and still accruing	5,488	5,066
Total nonperforming loans	10,901	10,205
Repossessed assets acquired (RAA)	7,344	5,659
Total nonperforming assets	18,245	15,864
Net loan charge-offs	1,034	1,757

Allowance for loan losses as a
percent of total loans	1.30%	1.36%
Allowance for loan losses as a
percent of nonperforming loans	308%	299%
Nonperforming loans as a
percent of total loans	0.42%	0.46%
Nonperforming assets as a
percent of total loans plus RAA	0.70%	0.71%
Net loan charge-offs as a
percent of average loans	0.08%	0.17%

	June 30,
	2004	2003
Additional Data
Goodwill	$63,293	$27,940
Core deposits and other intangibles	9,138	9,130
Mortgage servicing rights	3,252	2,402
Amortization of intangibles	1,580	1,989

Chemical Financial Corporation Announces Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	2nd Qtr. 2004	1st Qtr. 2004	4th Qtr. 2003	3rd Qtr. 2003	2nd Qtr. 2003
Summary of Operations
Interest income	$46,583	$47,185	$44,857	$45,237	$46,697
Interest expense	10,174	10,363	10,002	10,473	11,668
Net interest income	36,409	36,822	34,855	34,764	35,029
Provision for loan losses	661	746	727	540	1,272
Net interest income after provision
for loan losses	35,748	36,076	34,128	34,224	33,757
Noninterest income	10,005	9,962	9,420	10,274	10,086
Noninterest expense	24,920	25,160	23,014	22,701	23,182
Income taxes	6,967	6,759	6,971	7,328	6,991
Net income	13,866	14,119	13,563	14,469	13,670

Per Common Share Data
Net income:
Basic	$0.58	$0.59	$0.57	$0.61	$0.58
Diluted	0.58	0.59	0.57	0.61	0.58
Cash dividends	0.265	0.265	0.25	0.25	0.25
Book value	19.56	19.63	19.25	18.94	18.73